Exhibit 99-a

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors, Ameritech Corporation

We have audited the consolidated balance sheet of Ameritech Corporation (a Delaware corporation) and subsidiaries as of December 31, 1998, and the related consolidated statements of income, shareowners' equity and cash flows for each of the two years in the period ended December 31, 1998, as included in Ameritech's annual report on Form 10-K for the year ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ameritech Corporation and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The financial statement schedule included in Item 14(a)(2) of Ameritech's Form 10-K for the year ended December 31, 1998 is the responsibility of Ameritech's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.




Arthur Andersen LLP
Chicago, Illinois
January 21, 1999